Exhibit 3.1

As Amended and Restated December 11, 2008

BY-LAWS

OF

BURLINGTON NORTHERN SANTA FE CORPORATION

BY-LAWS

OF

BURLINGTON NORTHERN SANTA FE CORPORATION

TABLE

OF CONTENTS

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BY-LAWS

OF

BURLINGTON NORTHERN SANTA FE CORPORATION

ARTICLE I.

OFFICES

SECTION 1. Registered Office and Agent.

The registered office of the corporation is located at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

SECTION 2. Other Offices.

The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings.

A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at such time on such day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2. Special Meetings.

(a) Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, or by the President and, subject to Section 2(b) of this Article, shall be called by the Secretary at the written request of the holders of not less than twenty-five percent of all issued and outstanding shares of the corporation entitled to vote at the meeting delivered to the Secretary (any special meeting called upon such a written request by stockholders, a “Stockholder Requested Special Meeting”).

(b) All written requests delivered to the Secretary for a Stockholder Requested Special Meeting as required pursuant to Section 2(a) of this Article shall be signed by each stockholder, or a duly authorized agent thereof, requesting the Stockholder Requested Special Meeting and shall set forth (i) the information required in a Stockholder Notice as described in Section 10(b) of this Article and (ii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, each such stockholder shall promptly provide any other information reasonably requested by the corporation in connection with such proposed business. A stockholder may revoke the request for a Stockholder Requested Special Meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a Stockholder Requested Special Meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting, which determination shall be binding on the corporation and its stockholders.

A Stockholder Requested Special Meeting shall not be held if: (i) the applicable stockholder request to call a Stockholder Requested Special Meeting has not been delivered in accordance with this Article (including the provision in full of the information required hereby); (ii) the stockholder request to call a Stockholder Requested Special Meeting relates to business that is not a proper subject for stockholder action under applicable law; (iii) the Board of Directors has called an annual or special meeting of stockholders and the business of such meeting includes (among any other matters properly brought before such meeting) a substantially similar item of business as that specified in the request (a “Similar Item”); (iv) the request is received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; or (v) a Similar Item was presented at any annual or special meeting of stockholders held within 180 days prior to receipt by the corporation of such request (for the avoidance of doubt, for purposes of this clause (v), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors).

The Secretary shall determine in good faith whether the requirements set forth in this Section 2(b) have been satisfied. Any such determination shall be binding on the corporation and its stockholders.

SECTION 3. Place of Meetings.

The annual meeting of the stockholders of the corporation shall be held at the general offices of the corporation in the City of Fort Worth, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be determined by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting.

SECTION 4. Notice of Meetings.

Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting (and, in the case of a Stockholder Requested Special Meeting, the notice in respect thereof shall be given by the corporation not more than ninety days following receipt by the Secretary of the written request in respect thereof, subject to the terms of Section 2 of this

Article). If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to such stockholder at his or her address as it appears in the stock ledger of the corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Subject to the foregoing, the date and hour of each meeting shall be fixed by the Board of Directors, the Chairman of the Board or the President.

When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 5. Quorum.

At any meeting of the stockholders the holders of record of a majority of the total number of outstanding shares of stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series or class of stock shall be entitled, voting as a series or class, to elect Directors or to take any other action, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election or action.

In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

SECTION 6. Organization.

At each meeting of the stockholders, the Chairman of the Board, or if he or she so designates or is absent, the President, shall act as Chairman of the meeting. In the absence of both the Chairman of the Board and the President, such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote at the meeting, shall act as Chairman of the meeting.

The Secretary or, in his or her absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION 7. Voting.

Unless otherwise provided in the Certificate of Incorporation or a resolution of the Board of Directors creating a series of stock, at each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his or her name on the stock ledger of the corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting or, if no record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

At all meetings of stockholders for the election of Directors the voting shall be as contemplated in Article III, Section 1. All other questions submitted to a vote of the stockholders shall, unless otherwise provided by law or the Certificate of Incorporation, be decided by the affirmative vote of the majority of votes cast (meaning the number of shares voted “for” the subject matter must exceed the number of shares voted “against” it).

SECTION 8. Inspectors.

Prior to each meeting of stockholders, the corporation or the Board of Directors shall appoint two Inspectors who are not Directors, candidates for Directors or officers of the corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the corporation or the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies.

Each Inspector, immediately before entering upon his or her duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his or her ability.

SECTION 9. List of Stockholders.

The Secretary or other officer or agent having charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the corporation. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section, or the books of the corporation, or to vote in person or by proxy at any such meeting.

SECTION 10. Business at Meetings of Stockholders.

(a) General. The business to be conducted at any meeting of stockholders of the corporation shall be limited to such business and nominations as shall comply with the procedures set forth in this Article and Article XII of these By-Laws.

(b) Notification of Stockholder Business. At any special meeting of stockholders only such business shall be conducted as shall have been brought before the meeting pursuant to the corporation’s notice of special meeting.

At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters included pursuant to Rule 14a-8 of the Securities and Exchange Commission, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise (A) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of Directors generally, and (B) constitute a proper subject to be brought before the meeting. In addition to any other applicable requirements, for election of persons nominated by stockholders as Directors of the corporation to be otherwise properly made at any annual or special meeting of stockholders called for election of Directors (an “Election Meeting”) and for any other proposals by stockholders to be otherwise properly brought before an annual meeting by a stockholder, the nomination or election of the nominee or other proposal must be a proper matter for stockholder action and the stockholder must have given timely notice (a “Stockholder’s Notice”) thereof in writing to the Secretary of the corporation.

To be timely, a Stockholder’s Notice must be addressed to and received at the principal executive offices of the corporation, not more than 150 days and not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or after such anniversary date, the Stockholder’s Notice will be timely if so received not later than the close of business on the 10th  day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurs. Notwithstanding anything in this Section 10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the corporation at an annual meeting of stockholders is increased and either all of the nominees for Director or the size of the increased Board of Directors is not publicly announced or disclosed by the corporation at least 130 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly disclosed.

In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, not at the request of any stockholders acting pursuant to Section 2 of Article II, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the Stockholder’s Notice shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting was mailed or public disclosure of such date was made, whichever occurs first.

A Stockholder’s Notice shall set forth as to each matter (including any nomination) the stockholder proposes to bring before the meeting (i) the name and record address of the stockholder proposing such matter and of each beneficial owner on behalf of which the stockholder is acting, (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder and by any such beneficial owner, (iii) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such matter, (iv) any material interest of the stockholder and of any such beneficial owner in such matter, (v) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal or nomination constituting such matter, (vi) whether the stockholder has received any financial assistance, funding or other consideration from any other person in respect of the proposal or nomination (and the details thereof) (a “Stockholder Associated Person”), and (vii) whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to the corporation within the past six months by, or is in effect with respect to, the stockholder or any Stockholder Associated Person the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the stockholder or any such Stockholder Associated Person. Any stockholder entitled to nominate any person or persons (as the case may be) for election as a Director or Directors of the corporation shall also deliver, as part of the Stockholder’s Notice, the statement and consent contemplated in Section 3 of Article XII.

Any stockholder who gives a Stockholder’s Notice of any matter proposed to be brought before the annual meeting (not involving nominees for Director) shall deliver, as part of such Stockholder’s Notice, (i) the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by stockholders) and (ii) a brief written statement of the reasons why such stockholder favors the proposal.

As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).

In no event shall the postponement or adjournment of an annual or special meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 10. This Section 10 shall not apply to (i) stockholder proposals made pursuant to Rule 14a-8 under the

Exchange Act other than clause (i) of the second sentence of paragraph (b) of this Section 10 or (ii) the election of Directors selected by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock of the corporation having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances.

The Chairman of an annual or special meeting shall have the power and duty to determine and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 11. No Stockholder Action by Consent.

Any action by stockholders of the corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote upon such action.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 1. Number, Qualification and Term of Office.

The business, property and affairs of the corporation shall be managed by a Board consisting of not less than three or more than twenty-one Directors. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year. Except as provided in Section 2 of this Article, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the votes cast (instead of by votes cast for or against a nominee) in the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee. If a Director does not receive a majority of the votes cast, the Director shall offer to tender his or her resignation to the Board. The Directors and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The independent Directors of the Board will act on the recommendation of the Directors and Corporate Governance Committee within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision whether to accept or reject the Director’s resignation offer and the reasons for such a decision. Within ten days from a Board determination on the tendered resignation, the corporation will make a filing with the Securities and Exchange Commission announcing the decision and the reasons for the decision. In making its decision, the Board may consider the following range of actions: accept the resignation; refuse the resignation of the Director but address the underlying causes of the withheld votes; or take such other action as the Board deems to be in the best interests of the corporation. Any Director who tenders his or her resignation offer pursuant to this provision shall not participate in the Directors and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If no members of the Directors and Corporate Governance Committee have received a majority of the votes cast in the election, then the independent Directors of the Board will consider this matter and act without first receiving a recommendation from that Committee. Each Director shall serve until his or her successor is elected and shall qualify.

SECTION 2. Vacancies.

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

SECTION 3. Resignations.

Any Director may resign at any time upon written notice to the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date or upon the happening of any event specified therein; and the acceptance of such resignation, unless required by the terms thereof or Section 1 of this Article, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

SECTION 4. Removals.

Any Director may be removed, with or without cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the corporation entitled to vote for the election of Directors, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such a meeting.

SECTION 5. Place of Meetings; Books and Records.

The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

The Board of Directors, subject to the provisions of applicable law, may authorize the books and records of the corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.

SECTION 6. Annual Meeting of the Board.

The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the newly elected Directors.

SECTION 7. Regular Meetings.

The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

SECTION 8. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to each Director by telephone, telegraph or any other means of electronic communication, in each case addressed to the Director’s residence or usual place of business, or delivered in person or given to the Director orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 9. Quorum and Manner of Acting.

Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

SECTION 10. Chairman of the Board.

A Chairman of the Board shall be elected by the Board of Directors from among its members for a prescribed term and may or may not be, at the discretion of the Board of Directors, an employee or an officer of the corporation. If the Chairman is neither an employee nor an officer of the corporation he or she may be designated “non-executive.” The Chairman of the Board shall perform such duties as shall be prescribed by the Board of Directors and, when present, shall preside at all meetings of the stockholders and the Board of Directors. In the absence or disability of the Chairman of the Board, the Board of Directors shall designate a member of the Board to serve as Chairman of the Board and such designated Board Member shall have the powers and perform the duties of the office; provided, however, that if the Chairman of the Board shall so designate or shall be absent from a meeting of stockholders, the President shall preside at such meeting of stockholders.

SECTION 11. Organization.

At every meeting of the Board of Directors, the Chairman of the Board or, in his or her absence the President or, if both of these individuals are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary or, in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION 12. Consent of Directors in Lieu of Meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting by a unanimous consent of the Directors or committee members in writing or by electronic transmission, and such written consent is filed with the minutes of the proceedings of the Board or committee.

SECTION 13. Telephonic Meetings.

Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

SECTION 14. Compensation.

Each Director who is not a full-time salaried officer of the corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board of Directors, may receive Director compensation in the form of a retainer and in addition may be paid a fixed fee and reimbursed for his or her reasonable expenses for attendance at each regular or special meeting of the Board or any Committee thereof.

ARTICLE IV.

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. Executive Committee.

The Board of Directors may, in its discretion, designate annually an Executive Committee consisting of not less than three Directors as it may from time to time determine. The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but the Committee shall have no power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, (ii) adopting, amending or repealing any By-Law of the corporation or (iii) such other matters as the Board may from time to time specify.

SECTION 2. Audit Committee.

The Board of Directors shall designate annually an Audit Committee consisting of not less than three Directors as it may from time to time determine. The Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility with respect to the integrity of the financial statements of the corporation, the performance of the corporation’s internal audit function and the independent auditor, the independent auditor’s qualifications and independence, the compliance by the corporation with legal and regulatory requirements and such other matters as prescribed by the Board from time to time. The Board shall adopt a charter for the Audit Committee, and the Audit Committee shall review and assess the adequacy of the charter on an annual basis. All members of the Audit Committee shall meet the requirements of the charter and of the New York Stock Exchange and any other relevant regulatory body, as interpreted by the Board in its reasonable business judgment. The Board may elect or appoint a Chairman of the Audit Committee who will have authority to act on behalf of the committee between meetings. The Chairman may appoint a temporary Chairman in his or her absence.

SECTION 3. Compensation and Development Committee.

The Board of Directors shall designate annually a Compensation and Development Committee, consisting of not less than three Directors as it may from time to time determine. The Compensation and Development Committee shall provide assistance to the Board in discharging its responsibilities relating to the compensation and development of the Chief Executive Officer and other executive officers as designated by the Board, and with respect to equity-based plans, incentive compensation plans, retirement plans, and employee benefit plans, and such other matters as are prescribed by the Board from time to time. The Board shall adopt a charter for the Compensation and Development Committee, and the Compensation and Development Committee shall review and assess the adequacy of the charter on an annual basis. All members of the Compensation and Development Committee shall meet the requirements of the charter and of the New York Stock Exchange and any other relevant regulatory body, as interpreted by the Board in its reasonable business judgment. The Board may elect or appoint a Chairman of the Compensation and Development Committee who will have authority to act on behalf of the committee between meetings. The Chairman may appoint a temporary Chairman in his or her absence.

SECTION 4. Directors and Corporate Governance Committee.

The Board of Directors may, in its discretion, designate annually a Directors and Corporate Governance Committee, consisting of not less than three Directors as it may from time to time determine. The Directors and Corporate Governance Committee shall provide assistance to the Board in discharging its responsibility for ensuring the effective governance of the corporation and such other matters as are prescribed by the Board from time to time. The Board shall adopt a charter for the Directors and Corporate Governance Committee, and the Directors and Corporate Governance Committee shall review and assess the adequacy of the charter on an annual basis. All members of the Directors and Corporate Governance Committee shall meet the requirements of the charter and of the New York Stock Exchange and any other relevant regulatory body, as interpreted by the Board in its reasonable business judgment. The Board may elect or appoint a Chairman of the Directors and Corporate Governance Committee who will have authority to act on behalf of the committee between meetings. The Chairman may appoint a temporary Chairman in his or her absence.

SECTION 5. Committee Chairman, Books and Records.

Unless designated by the Board of Directors, each Committee shall elect a Chairman to serve for such term as it may determine. Each committee shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the Committee shall be reported to the Board of Directors at the next meeting of the Board.

SECTION 6. Alternates.

Alternate members of the Committees prescribed by this Article IV may be designated by the Board of Directors from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such Committee from among the regular members thereof and designated alternates, the member or members of such Committee present at such meeting and not disqualified from voting, whether or not that member or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Alternate members of such Committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such Committees.

SECTION 7. Other Committees; Subcommittees; Delegation.

The Board of Directors may designate such other Committees, each to consist of one or more Directors, as it may from time to time determine, and each such Committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe. Any

Committee of the Board may create one or more subcommittees of the Committee and delegate to the subcommittee any or all of the powers and authority of the Committee. A subcommittee shall consist of one or more members of the Committee.

SECTION 8. Quorum and Manner of Acting.

At each meeting of any Committee the presence of a majority of the members of such Committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; provided, however, that no action may be taken by the Executive Committee when two or more officers of the corporation are present as members at a meeting of such Committee unless such action shall be concurred in by the vote of a majority of the members of such Committee who are not officers of the corporation.

SECTION 9. Election under Delaware General Corporation Law.

The corporation elects to be governed by paragraph (2) of Section 141(c) of the Delaware General Corporation Law in determining the authority of the Board of Directors to delegate powers to a committee of the Board of Directors.

ARTICLE V.

OFFICERS

SECTION 1. Number.

The officers of the corporation shall be a President, a Vice President and Chief Financial Officer, a Vice President-Law, a Secretary, and a Treasurer, each of which officers shall be elected by the Board of Directors, and such other officers as the Board of Directors may determine, in its discretion, to elect. Any number of offices may be held by the same person. Any officer may hold such additional title descriptions or qualifiers such as “Chief Executive Officer,” “Chief Operating Officer,” “Senior Vice President,” “Executive Vice President” or “Assistant Secretary” or such other title as the Board of Directors shall determine.

SECTION 2. Election, Term of Office and Qualifications.

The officers of the corporation shall be elected annually by the Board of Directors. Each officer elected by the Board of Directors shall hold office until the officer’s successor shall have been duly elected and qualified, or until the officer shall have died, resigned or been removed in the manner hereinafter provided.

SECTION 3. Resignations.

Any officer may resign at any time upon written notice to the Secretary of the corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

SECTION 4. Removals.

Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors at a regular meeting or special meeting of the Board. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee or by the Board of Directors.

SECTION 5. Vacancies.

Any vacancy occurring in any office of the corporation may be filled for the unexpired portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.

SECTION 6. Compensation of Officers.

The compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors or by the President when so authorized by the Board of Directors or these By-Laws, subject to the responsibilities reserved for the Compensation and Development Committee pursuant to Article IV, Section 3 of these By-Laws.

SECTION 7. President and Chief Executive Officer.

The President shall be the chief executive officer of the corporation and shall have, subject to the control of the Board of Directors, the general executive responsibility for the management and direction of the business and affairs of the corporation, and the general supervision of its officers, employees and agents. He or she shall have the power to appoint any and all officers, employees and agents of the corporation not required by these By-Laws to be elected by the Board of Directors or not otherwise elected by the Board of Directors in its discretion. He or she shall have the power to accept the resignation of or to discharge any and all officers, employees and agents of the corporation not elected by the Board of Directors. He or she shall sign all papers and documents to which his or her signature may be necessary or appropriate and shall have such other powers and duties as shall devolve upon the chief executive officer of a corporation, and such further powers and duties as may be prescribed for the President by the Board of Directors.

SECTION 8. Vice President and Chief Financial Officer.

The Vice President and Chief Financial Officer shall have responsibility for development and administration of the corporation’s financial plans and all financial arrangements, its insurance programs, its cash deposits and short-term investments, its accounting policies, and its federal and state tax returns. Such officer shall also be responsible for the corporation’s internal control procedures and for its relationship with the financial community.

SECTION 9. Vice President-Law.

The Vice President-Law shall be the chief legal advisor of the corporation and shall have charge of the management of the legal affairs and litigation of the corporation.

SECTION 10. Secretary.

The Secretary shall record the proceedings of the meetings of the stockholders and Directors, in one or more books kept for that purpose; see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; have charge of the corporate records and of the seal of the corporation; affix the seal of the corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares, to the extent such shares are certificated, prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the By-Laws; keep a register of the post office address of each stockholder, Director or member, sign with the Chairman of the Board or President certificates for shares of stock of the corporation, to the extent such shares are certificated, the issuance of which shall have been duly authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President or the Vice President-Law.

SECTION 11. Treasurer.

The Treasurer shall have the responsibility for the custody and safekeeping of all funds of the corporation and shall have charge of their collection, receipt and disbursement; shall receive and have authority to sign receipts for all monies paid to the corporation and shall deposit the same in the name and to the credit of the corporation in such banks or depositories as the Board of Directors shall approve; shall endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to the corporation; shall sign or countersign all notes, endorsements, guaranties and acceptances made on behalf of the corporation when and as directed by the Board of Directors; shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may require; shall have the responsibility for the custody and safekeeping of all securities of the corporation; and in general shall have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors or delegated by the President or the Vice President and Chief Financial Officer.

SECTION 12. Absence or Disability of Officers.

In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled. The Board of Directors may also delegate this power to a committee or to a senior corporate officer.

ARTICLE VI.

STOCK CERTIFICATES AND TRANSFER THEREOF

SECTION 1. Uncertificated Shares and Stock Certificates.

The Board of Directors by resolution may determine that shares of some or all of any or all classes or series of stock of the corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as otherwise may be authorized by the Secretary or an Assistant Secretary. Notwithstanding the foregoing, shares of stock represented by a certificate and issued and outstanding prior to the adoption of a Board of Directors resolution pursuant to the preceding sentence shall remain represented by a certificate until surrendered to the corporation. In the event shares of stock are represented by a certificate, such certificates of stock of each class and series shall be signed by either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by such holder in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 2. Transfer of Stock.

Transfer of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder thereof, or by the holder’s attorney thereunto duly authorized, and, with regard to certificated shares, on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, and the corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 3. Transfer Agent and Registrar.

The corporation shall at all times maintain a transfer office or agency as required by applicable law. The corporation may, in addition to the said offices, if and whenever the Board of Directors shall so determine, maintain in such place or places as the Board shall determine, one or more additional transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of capital stock of the corporation of any class or classes shall be transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock of any class or classes shall be registered. Except as otherwise provided by resolution of the Board of Directors in respect of temporary certificates, no certificates for shares of capital stock of the corporation shall be valid unless countersigned by a transfer agent and registered by a registrar authorized as aforesaid

SECTION 4. Additional Regulations.

The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the corporation.

SECTION 5. Lost, Destroyed or Mutilated Certificates.

The Board of Directors may provide for the issuance of new certificates, or may provide procedures for the issuance of uncertificated shares, of stock to replace certificates of stock lost, stolen, mutilated or destroyed or alleged to be lost, stolen, mutilated or destroyed upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

SECTION 6. Record Date.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Except as otherwise provided by statute or the Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation.

ARTICLE VIII.

SEAL

The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX.

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January of each year.

ARTICLE X.

INDEMNIFICATION

SECTION 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a Director or officer, including, without limitation, service to an employee benefit plan, except as required by law) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 1, or otherwise.

SECTION 2. Right of Indemnitee to Bring Suit.

If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled, except as required by law.

SECTION 3. Nonexclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

SECTION 4. Insurance, Contracts and Funding.

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 5. Definition of Director and Officer.

Any person who is or was serving as a Director of a wholly owned subsidiary of the corporation shall be deemed, for purposes of this Article only, to be a Director or officer of the corporation entitled to indemnification under this Article.

SECTION 6. Indemnification of Employees and Agents of the Corporation.

The corporation may, by action of its Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effects as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the corporation.

ARTICLE XI.

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. Checks, Drafts, Etc.; Loans.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific circumstances.

SECTION 2. Deposits.

All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.

ARTICLE XII.

NOMINATIONS OF DIRECTOR CANDIDATES

SECTION 1. General.

Nomination of candidates for election as Directors of the corporation at any meeting of stockholders called for election of Directors (an “Election Meeting”) may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting. Only persons who are nominated in accordance with the procedures set forth in Article II and this Article XII shall be eligible for election as Directors of the corporation.

SECTION 2. Nominations by Board of Directors.

Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of Directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the Secretary of the corporation each proposed nominee shall provide the corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation’s proxy statement soliciting proxies for his or her election as a Director.

SECTION 3. Nominations by Stockholder.

Any stockholder who intends to make a nomination at an Election Meeting shall include in the Stockholder’s Notice required by Section 10 of Article II (i) a statement setting forth, as to each nominee whom the stockholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee, (D) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee, (E) whether such person is eligible for consideration as an independent Director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), (F) whether any such person has received any financial assistance, funding or other consideration from a Stockholder Associated Person (as defined in Section 10 of Article II), and (G) whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to, the corporation within the past six months by, or is in effect with respect to any person to be nominated by such stockholder the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such nominee, and (ii) a signed consent to serve as a Director of the corporation, if elected, of each such nominee.

The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a Director of the corporation. The corporation may also require any proposed nominee to furnish such other information as it may reasonably require to determine whether the nominee would be considered “independent” as a Director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the corporation.

SECTION 4. Substitute Nominees.

In the event that a person is validly designated as a nominee in accordance with Section 2 or Section 3 of this Article XII and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

SECTION 5. Void Nominations.

If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

ARTICLE XIII.

AMENDMENTS

These By-Laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the whole Board of Directors, or without a meeting by a unanimous consent of the Directors in writing or by electronic transmission, subject to the rights of the stockholders of the corporation to amend or repeal By-Laws made or amended by the Board of Directors by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.